UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Brock Street, Peterborough, Ontario Canada	K9H 2P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 334-3820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2024, Rainmaker Worldwide Inc. (The “Company” or “RAKR”) entered into a material definitive agreement with privately owned Canadian company, Rainmaker Worldwide Inc. (“RWI”) to execute simultaneous transactions involving the assignment of financial obligations and conversion of a loan receivable into common shares.

The key terms of the agreement are as follows:

1. The Company will formally assume certain loans payable of $5,516, accrued interest of $8,890 and accounts payable of $97,972, which are already recognized on the Company’s balance sheet.

2. These liabilities, totaling $112,378 will be applied against an existing loan receivable of $388,000 held by the Company from RWI.

3. The remaining balance of the loan receivable, $275,622, will be converted into 1,724,312 common shares of RWI at a price of CA$0.23.

As a result of this transaction the Company’s ownership has increased to 10,753,874 common shares in RWI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 10, 2025	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer